Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of SPIN AI, INC.

We hereby consent to the inclusion of our report dated May 8, 2026, relating to the financial statements of SPIN AI, INC. as of and for the period March 18, 2026 (inception) to March 31, 2026 in the Registration Statement on Form S-1 and to the reference to our firm under the caption “Experts” in the Registration Statement.

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

May 27, 2026